Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-143071) of NSTAR Electric Company of our report dated February 15, 2008 relating to the financial statements and the financial statement schedule, which appear in this Form 10-K.

/s/  PricewaterhouseCoopers LLP

Boston, Massachusetts

February 15, 2008